    As filed with the Securities and Exchange Commission on February 18, 1999

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------


                       PAN PACIFIC RETAIL PROPERTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         MARYLAND                                     33-0752457
(State Or Other Jurisdiction Of                    (I.R.S. Employer
Incorporation Or Organization)                    Identification No.)

                        1631 SOUTH MELROSE DRIVE, SUITE B
                             VISTA, CALIFORNIA 92083
                                 (760) 727-1002
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code of Registrant's Principal Executive Offices)

                         -------------------------------

                                 STUART A. TANZ
                 DIRECTOR, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        1631 SOUTH MELROSE DRIVE, SUITE B
                             VISTA, CALIFORNIA 92083
                                 (760) 727-1002
            (Name, Address, Including Zip Code, and Telephone Number,
                    Including Area Code of Agent For Service)

                         -------------------------------

                                   COPIES TO:
                            WILLIAM J. CERNIUS, ESQ.
                                LATHAM & WATKINS
                        650 TOWN CENTER DRIVE, 20TH FLOOR
                        COSTA MESA, CALIFORNIA 92626-1925
                                 (714) 540-1235

                         -------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time-to-time after the effective date of this Registration Statement as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEES

==================================================================================================================
                                                   Proposed Maximum      Proposed Maximum
   Title of Shares to be     Amount to be          Aggregate Price       Aggregate Offering        Amount of
        Registered            Registered              Per Share(1)            Price(2)         Registration Fee(3)
------------------------------------------------------------------------------------------------------------------
  Common Stock, $.01 par
      value per share       750,000 shares              $18.28              $13,710,000             $4,154.55
==================================================================================================================

(1) Calculated pursuant to Rule 457(c) of the rules and regulations under the Securities Act of 1933, as amended, and is based on a per share price of $18.28, the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange Composite Tape on February 12, 1999.

(2) Based upon the average of the high and low prices of the shares of Common Stock reported on the New York Stock Exchange on February 12, 1999, pursuant to Rule 457(c) of the Securities Act of 1933.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933.

                         -------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 18, 1999

PROSPECTUS

                       PAN PACIFIC RETAIL PROPERTIES, INC.

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                 ----------------------------------------------
                           750,000 SHARES COMMON STOCK
                 ----------------------------------------------

    We have adopted a Dividend Reinvestment and Stock Purchase Plan in order to provide both existing stockholders and interested new investors with a convenient and cost effective method to purchase shares of our common stock. Under the Plan, existing stockholders may purchase shares of common stock by reinvesting all or a portion of the cash dividends from their shares of common stock or by making optional cash payments to purchase additional shares of common stock. New investors may also purchase common stock under the Plan with an initial investment of at least $250. Stockholders and other investors may begin participating in the Plan by completing a Plan Enrollment Form and returning it to The Bank of New York, as agent, who will administer the Plan.

    Our common stock is listed on the New York Stock Exchange under the symbol "PNP."

    Some of the significant features of the Plan are as follows:

- If you are an existing stockholder, you may purchase additional shares of common stock by automatically reinvesting all or any part of the cash dividends paid on your shares of common stock. There is no minimum or maximum limitation on the amount of dividends you may reinvest under the Plan.

- If you are an existing stockholder, you may purchase additional common stock by making optional cash purchases of between $100 and $25,000 in each quarterly period between dividend payment dates. Optional cash purchases in excess of the maximum may be made with our permission.

- If you are not an existing stockholder, you may make an initial cash purchase of common stock of at least $250 (with a maximum of $25,000 per quarterly period). Initial optional cash purchases of our common stock in excess of the maximum may be made with our permission.

- Shares of our common stock purchased with reinvested dividends or through optional cash purchases may be purchased without brokerage fees, commissions or other charges.

- We may sell newly issued shares directly to the agent or instruct the agent to purchase shares in the open market or privately negotiated transactions, or elect a combination of these two alternatives.

- Newly issued shares purchased with reinvested dividends or through optional cash purchases may be purchased at a discount ranging from 0% to 5% (initially expected to be 2%).

- Holders of shares in broker or nominee names may participate in the Plan, in which case, brokers or nominees will reinvest dividends and make optional cash purchases on behalf of beneficial owners.

- You may also make automatic monthly investments by authorizing electronic funds to be transferred from your banking or checking accounts. You may make an electronic fund transfer for as little as $100 per month (after the initial investment), but in no case for more than $25,000 per quarterly period.

    Participation in the Plan is entirely voluntary, and you may terminate your participation at any time. If you do not choose to participate in the Plan you will continue to receive cash dividends, as declared, in the usual manner.

    The Prospectus relates to the offer and sale of up to 750,000 authorized but unissued shares of Common Stock under the Plan. You should retain this Prospectus for future reference.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

                           --------------------------

               The date of this Prospectus is February 18, 1999.

                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
Incorporation Of Certain Documents By Reference......................................2
Where You Can Find More Information..................................................3
Forward-Looking Statements...........................................................3
The Company..........................................................................4
Dividend And Distribution Policy.....................................................4
Use Of Proceeds......................................................................4
The Plan.............................................................................5
     1. What Is The Purpose Of This Plan?............................................5
     2. What Are The Benefits Of The Plan?...........................................5
     3. Who Will Administer The Plan?................................................6
     4. Who Is Eligible To Participate?..............................................6
     5. How Does An Eligible Holder Of Common Stock Or Any Other Interested
          Investor Enroll In The Plan And Become A Participant?......................7
     6. What Does The Enrollment Form Provide?.......................................7
     7. When Will Participation In The Plan Begin?...................................8
     8. How Many Shares May Be Purchased By A Participant During Any Quarterly
          Period?....................................................................8
     9. Can A Stockholder Request A Waiver Of The Purchase Limitation?...............8
    10. At What Price Will Shares Be Purchased?......................................9
    11. How And When Will We Determine Whether Shares Of Common Stock Will Be
          Newly Issued Or Purchased In The Market?  How And When Will We
          Establish A Discount?.....................................................10
    12. How Many Shares Are Being Sold Under The Plan?..............................10
    13. When Will Shares Be Acquired Under The Plan?................................10
    14. How Are Optional Cash Purchases Made?.......................................11
    15. Will We Pay Interest On Funds We Hold For Optional Cash Purchases
          Prior To Investment?......................................................11
    16. What Are The Federal Income Tax Consequences For Reinvestment?..............11
    17. What Other Things Should I Consider When Making A Decision To
          Participate In The Plan?..................................................12
    18. What If I Have More Than One Account?.......................................12
    19. Will Certificates Be Issued For Share Purchases?............................12
    20. May I Add Shares Of Common Stock To My Account By Transferring Stock
          Certificates That I Possess?..............................................12
    21. What Reports Will Be Sent To Participants In The Plan?......................13
    22. What Happens If I Sell Or Transfer Shares Of Common Stock Or Acquire
          Additional Shares Of Stock?...............................................13
    23. How May I Transfer All Or A Part Of My Shares Held In The Plan To
          Another Person?...........................................................14
    24. How Will My Shares Be Voted?................................................14
    25. Who Pays The Expenses Of The Plan?..........................................14
    26. What Are Our Or The Agent's Responsibilities Under The Plan?................14
    27. What Happens If We Issue A Stock Dividend, Subscription Rights,
          Declare A Stock Split Or Make Any Other Distribution In Respect Of
          Shares Of Common Stock?...................................................14
    28. May Shares In My Account Be Pledged?........................................14
    29. May The Plan Be Changed Or Terminated?......................................15
    30. How May Participants Withdraw From The Plan?................................15
    31. When May A Stockholder Rejoin The Plan?.....................................15
Certain Federal Income Tax Consequences Of Participating In The Plan................15
Restrictions On Ownership Of Shares.................................................17
Plan Of Distribution And Underwriters...............................................17
Experts.............................................................................17
Legal Matters.......................................................................18
Compliance With Applicable Law And Regulations......................................18
Governing Law.......................................................................18

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents.

    We incorporate by reference the documents listed below:

    (i)    Annual Report on Form 10-K for the fiscal year ending December 31,
           1997;

    (ii)   Proxy statement dated May 13, 1998;

    (iii)  Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

    (iv)   Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

    (v)    Quarterly Report on Form 10-Q for the quarter ended September 30,
           1998;

    (vi)   Current Report on Form 8-K dated May 19, 1998;

    (vii)  Current Report on Form 8-K dated October 9, 1998;

    (viii) Amendment to Current Report on Form 8-K/A dated October 9, 1998;

    (ix)   Current Report on Form 8-K dated November 5, 1998; and

    (x) The description of our common stock contained in our Registration Statement on Form 8-A dated August 4, 1997 (File No. 001-13243).

    All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date on the Prospectus and prior to the termination of the offering of the common stock will be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of filing such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, as the case may be, which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Copies of these documents (not including the exhibits unless specifically incorporated by reference) will be provided without charge to you or any beneficial owner, to whom this Prospectus is delivered, upon written or oral request. Copies of this Prospectus, as amended or supplemented from time to time, and any other documents (or parts of documents) that constitute part of this Prospectus under Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act") will also be provided without charge to you, upon written or oral request. Requests for copies should be directed to:

                                 David L. Adlard
   Executive Vice President, Chief Financial Officer, Secretary and Treasurer
                       Pan Pacific Retail Properties, Inc.
           1631 South Melrose Drive, Suite B, Vista, California 92083
                                 (760) 727-1002.

                       WHERE YOU CAN FIND MORE INFORMATION

    We are subject to the informational requirements of the Exchange Act and thus have filed all the appropriate reports, proxy statements and other information with the SEC. These materials can be inspected and copied at Room 1024 of the offices of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048, and at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 at their prescribed rates. The SEC maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and other information regarding registrants that file electronically with the SEC. You may also inspect reports, proxy materials and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    We have filed with the SEC a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act. This Prospectus is part of the Registration Statement that we filed with the SEC and does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may inspect the Registration Statement and the related exhibits, without charge at the public reference facilities maintained by the SEC at the Public Reference Room of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and you may obtain copies from the SEC upon payment of the prescribed fees.

                           FORWARD-LOOKING STATEMENTS

    Some of the information included or incorporated by reference in this Prospectus contains forward-looking statements including statements that are not historical or factual. We intend these forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and we are including this paragraph for purposes of complying with these safe harbor provisions. The forward looking statements include, among other things, statements regarding our intent, belief or expectations of our Company and its officers. You can identify these statements by the use of terminology such as "may," "will," "expect," "believe," "intend," "plan," "estimate," "should" and other comparable terms or the negative thereof. In addition, we, through our senior management, from time to time make forward looking oral and written public statements concerning our expected future operations and other developments.

    Holders of our common stock and other investors are cautioned that, while forward looking statements reflect our good faith beliefs and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Actual results may differ materially from the expectations contained in the forward looking statements as a result of various factors. Such factors include, but are not limited to:

    - Fluctuations in the market value of the Common Stock could adversely affect stockholder values and our ability to raise capital which would slow our growth;

    - Changes in the availability of additional acquisitions, including increased competition for those acquisitions, could slow our growth;

    - Financial performance and operations of our shopping centers could be adversely affected by many factors including the tenants', particularly anchor tenants', ability to pay rent and our ability to retain tenants or relet space;

    - Declines in national economic conditions or the economic conditions in the regions in which our properties are located could adversely affect our performance;

    -   General real estate conditions and risks;

    - Uncertainty of completion of pending acquisitions which may be subject to completion of customary due diligence, consents of lenders and other closing conditions;

    -   Shopping center developments may not be timely or successfully executed;

    -   Renovations of certain properties may not be successfully completed;

    - The general uncertainty associated with computer and electronic devices' ability to properly function beginning January 1, 2000 (the "Year 2000" issue), particularly the uncertainty of Year 2000 readiness of third parties who are material to our business, such as major tenants, over whom we have no control with the result that we cannot ensure its ability to timely and cost-effectively avert or resolve problems associated with the Year 2000 issue that may affect its operations and business; and

    - Other risks that could adversely affect us or our business detailed from time to time in reports filed with the SEC including the Annual Report on Form 10-K for the year ended December 31, 1997.

     UNLESS OTHERWISE INDICATED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES IN THIS PROSPECTUS TO "WE", "US", "OUR" OR THE "COMPANY" MEANS PAN PACIFIC RETAIL PROPERTIES, INC. AND ITS SUBSIDIARIES.

                                   THE COMPANY

    Pan Pacific Retail Properties, Inc., organized in April 1997 as a Maryland corporation, is a self-administered and self-managed real estate investment trust ("REIT") engaged in owning, acquiring, managing, leasing and developing community and neighborhood shopping centers predominantly located in four key Western U.S. markets: Northern California, Southern California, Nevada and the Pacific Northwest, each of which the Company believes has strong economic and demographic characteristics. We operate in a manner intended to qualify as a REIT pursuant to provisions of the Internal Revenue Code.

    As of December 31, 1998, we owned and controlled a portfolio of 54 shopping center properties, of which 50 are located in the Western United States, including 12 in Northern California, 9 in Southern California, 7 in Nevada, and 22 in the Pacific Northwest (Washington and Oregon).

    Our executive offices are located at 1631 South Melrose Drive, Suite B, Vista, California 92083 and our telephone number is (760) 727-1002.

                        DIVIDEND AND DISTRIBUTION POLICY

    We intend to make quarterly distributions to our stockholders in amounts such that at least 95% of all of our taxable income in each year (subject to certain adjustments) is distributed so as to maintain our qualification as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). Taxable income, if any, not distributed through regular dividends can generally be distributed annually in a special dividend. All distributions will be made by us at the discretion of our Board of Directors and will depend on our earnings and financial condition, the amount of distributions necessary to maintain our REIT status and such other factors as our Board of Directors may deem relevant from time to time.

                                 USE OF PROCEEDS

    We will receive the net proceeds from any sale of our common stock, par value $0.01 per share (the "Common Stock"), purchased by The Bank of New York, as agent (the "Agent") directly from us. We will use these proceeds to acquire additional properties or repay outstanding loans under our revolving line of credit and for general corporate purposes. Pending these uses, we may temporarily invest the net proceeds in short-term investments consistent with our investment policies and qualification as a REIT. The precise amount and timing of the application of the net proceeds will depend upon our capital requirements and the availability of other funds.

    We will not receive any proceeds from purchases of Common Stock by the Agent in the open market or in privately negotiated transactions.

                                    THE PLAN

    The following Plan is set forth in a question and answer format. In addition to reading this Plan, we encourage you to read and consider the information contained in the documents identified under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" in this Prospectus.

1.  WHAT IS THE PURPOSE OF THIS PLAN?

    The purpose of this Plan is to provide our stockholders and other investors with a convenient and economical method of purchasing shares of Common Stock and/or investing all or a portion of their cash dividends in additional shares of Common Stock.

    The Plan also provides us with a means of raising additional capital if we elect to directly sell newly issued shares of Common Stock.

2.  WHAT ARE THE BENEFITS OF THE PLAN?

    - Shares of our Common Stock, purchased with reinvested dividends or through Optional Cash Purchases, can be purchased without brokerage fees, commission or other charges.

    - Participation is voluntary. All or any part of your quarterly stock dividends may be reinvested.

    - Once enrolled, automatic reinvestment of dividends will enable you to add to your investment in our Company in a timely and systematic fashion without the need to purchase through a broker.

    - In addition to reinvestment of dividends, if you are an existing stockholder, you may purchase additional shares of Common Stock of not less than $100 (and not more than $25,000 in each quarterly period between dividend payment dates ("Quarterly Period")). This feature of the Plan is called "Optional Cash Purchases." These Optional Cash Purchases may be made occasionally or at monthly intervals and are subject to certain restrictions. You may make Optional Cash Purchases even if dividends on your shares are not being reinvested under the Plan. Under certain circumstances we may waive the maximum quarterly amount and permit a larger investment.

    - If you are not presently a stockholder of our Company, you may become a "Participant" (a stockholder who is enrolled in the Plan) by making an initial cash investment in our Common Stock of not less than $250 (and not more than $25,000 per Quarterly Period). Under certain circumstances we may waive the maximum quarterly amount and permit a larger investment.

     - The purchase price for newly issued shares of Common Stock purchased directly from us either through dividend reinvestment or Optional Cash Purchases may be issued at a discount from the market price. We will periodically establish a discount rate ranging from 0% to 5%. The discount is initially expected to be 2%, but we may adjust that discount in our discretion at any time. See Question 11.

     - You can purchase fractional shares of Common Stock under the Plan. This means that you can fully invest your dividends and any Optional Cash Purchases. Dividends will be paid on the fractional shares of

        Common Stock which also may be reinvested in additional shares. The Agent will calculate to four decimal places the number of full and fractional shares purchased.

    - You may direct the Agent to transfer, at any time and at no cost to you, all or a portion of your shares in the Plan to a Plan account for another person. Dividends on the transferred shares will be fully reinvested unless the Agent is notified otherwise.

    - You can avoid the need for safekeeping of certificates for shares of Common Stock credited to your Plan account and may submit for safekeeping certificates held by you and registered in your name. You do not have to worry about the stock certificates for your shares of Common Stock issued under the Plan being lost or stolen or wonder where they are located.

    - You or any other person who is a holder of record of shares of our Common Stock may direct the Agent to sell or transfer all or a portion of your shares held in the Plan.

    - You will receive periodic statements reflecting all current activity in your Plan accounts, including purchases, sales and latest balances, to simplify your record keeping.

3.  WHO WILL ADMINISTER THE PLAN?

    The Plan will be administered by the Agent, The Bank of New York, which is also our transfer agent and registrar. We may designate a successor administrator as Agent. The Agent acts as agent for Participants, keeps records of the accounts of Participants, sends regular account statements to Participants, and performs other duties relating to the Plan. All purchases and sales of Common Stock on the open market will be done through BNY ESI & Co., a wholly-owned subsidiary of the Agent. Shares purchased for each Participant under the Plan will be held by the Agent and may be registered in the name of the Agent or its nominee on behalf of the Participants, unless and until a Participant requests that a stock certificate for all or part of such shares be issued, as more fully described under Question 19 of the Plan entitled "Will Certificates be Issued for Share Purchases?" The address and telephone number for the Agent is:

                              THE BANK OF NEW YORK
                        DIVIDEND REINVESTMENT DEPARTMENT
                                  P.O. BOX 1958
                          NEWARK, NEW JERSEY 07101-9717
                       TELEPHONE NUMBER: (800) 524 - 4458
                     WEBSITE: HTTP://WWW.STOCK.BANKOFNY.COM
                       EMAIL: SHAREOWNER-SVCS@BANKOFNY.COM

    Inquiries should be directed to Investor Relations Department, The Bank of New York, P.O. Box 10258, Church Street Station, New York, New York 10286-1258.

4.  WHO IS ELIGIBLE TO PARTICIPATE?

    A "registered holder" (which means a stockholder whose shares of Common Stock are registered on the stock transfer books of the Company in his or her name) or a "beneficial owner" (which means a stockholder whose shares of Common Stock are registered in a name other than his or her name, for example, in the name of a broker, bank or other nominee) may participate in the Plan. A registered holder may participate in the Plan directly; a beneficial owner must either become a registered holder by having his or her shares transferred into his or her name or by making arrangements with his or her broker, bank or other nominee to participate in the Plan on the Participant's behalf.

    In addition, if you are an interested investor who is not currently a stockholder, you may participate in the Plan by making an initial Optional Cash Purchase in Common Stock of not less than $250 (or more than $25,000 per Quarterly Period, unless you receive our written permission). We may waive the maximum quarterly limit. Any such waiver must be in writing. See Question 9, "Can a Stockholder Request a Waiver of the Purchase Limitations?"

    Your right to participate in the Plan is not transferable to another person apart from your transfer of the underlying shares of Common Stock. WE RESERVE THE RIGHT TO EXCLUDE FROM PARTICIPATION IN THE OPTIONAL CASH PURCHASE PORTION OF THE PLAN ANYONE WHO UTILIZES THE PLAN TO ENGAGE IN SHORT-TERM TRADING ACTIVITIES THAT CAUSE ABERRATIONS IN THE TRADING VOLUME OF OUR COMMON STOCK.

    If you reside in a jurisdiction in which your participation in the Plan would be unlawful, you will not be eligible to participate in the Plan.

5. HOW DOES AN ELIGIBLE HOLDER OF COMMON STOCK OR ANY OTHER INTERESTED INVESTOR ENROLL IN THE PLAN AND BECOME A PARTICIPANT?

    You must complete and sign the Enrollment in Dividend Reinvestment and Stock Purchase Plan Form (the "Enrollment Form") and return it to the Agent. We have enclosed an Enrollment Form and postage-paid envelope with the Prospectus for this purpose. Also, you may obtain an Enrollment Form at any time by requesting one from the Agent at the address and telephone number set forth above. If you register shares in more than one name (e.g., joint tenants, trustees), all registered holders of those shares must sign the Enrollment Form exactly as their names appear on the account registration.

    If your securities are registered in the name of a broker, bank or other nominee you must contact the broker or nominee and request that they complete an Enrollment Form on your behalf. If a broker, bank or other nominee holds shares for beneficial owners through a securities depository, the broker, bank or other nominee may also be required to provide a Broker and Nominee Form (a "B/N Form") to the Agent in order to participate in the Optional Cash Purchases portion of the Plan. B/N Forms may be obtained at any time upon request at the Agent's address set forth under Question 3 of the Plan.

    If you are an interested investor who is not presently a stockholder of the Company, but would like to become a Participant by making an initial investment in Common Stock, you may join the Plan by completing an Enrollment Form and forwarding it, together with your initial investment, to the Agent at the address on the Enrollment Form.

6.  WHAT DOES THE ENROLLMENT FORM PROVIDE?

    The Enrollment Form appoints the Agent as your agent for purposes of the Plan and directs the Agent to apply to the purchase of additional shares of Common Stock all of the cash dividends on the specified number or percentage of shares of Common Stock owned by the Participant on the applicable record date for a dividend and designated by the Participant to be reinvested through the Plan. The Enrollment Form also directs the Agent to purchase additional shares of Common Stock with any Optional Cash Purchases that the Participant may elect to make.

    While the Enrollment Form directs the Agent to reinvest cash dividends on shares enrolled in the Plan ("Full Dividend Reinvestment"), Participants may elect "Partial Dividend Reinvestment" or "Optional Cash Purchases" only. A Participant may change the dividend reinvestment option at any time by submitting a newly executed Enrollment Form to the Agent or by writing to the Agent. Any change in the number or percentage of shares with respect to which the Agent is authorized to reinvest dividends must be received by the Agent prior to the record date for a dividend to permit the new number of shares to apply to that dividend. FOR EACH METHOD OF DIVIDEND REINVESTMENT, CASH DIVIDENDS WILL BE REINVESTED ON ALL SHARES OTHER THAN THOSE DESIGNATED FOR PAYMENT OF CASH

DIVIDENDS IN THE MANNER SPECIFIED ABOVE UNTIL YOU SPECIFY OTHERWISE OR WITHDRAW FROM THE PLAN ALTOGETHER, OR UNTIL THE PLAN IS TERMINATED.

    Cash dividends that are not reinvested will be paid to you.

7.  WHEN WILL PARTICIPATION IN THE PLAN BEGIN?

    An eligible holder of Common Stock and other interested investors may join the Plan at any time.

    Participation as to dividend reinvestment will commence on the next Dividend Payment Date after receipt of the Enrollment Form provided it is received by the Agent on or before the record date for the payment of the dividend. "Dividend Payment Date" means the date determined by our Board of Directors for the payment of dividends.

    Participation as to Optional Cash Purchases will commence on the Cash Purchase Investment Date (defined later in this paragraph), provided sufficient funds to be invested are received one business day immediately preceding the Cash Purchase Investment Date. Should the funds to be invested arrive after the day indicated above and before the next succeeding Cash Purchase Investment Date, those funds will be held without interest until they can be invested on the next Cash Purchase Investment Date. "Cash Purchase Investment Date" means the twentieth calendar day of the month unless that day is a Saturday, Sunday or holiday, in which case the Cash Purchase Investment Date will be the next business day.

    Once enrolled, you will remain enrolled until you discontinue participation or until we terminate the Plan.

8.  HOW MANY SHARES MAY BE PURCHASED BY A PARTICIPANT DURING ANY QUARTERLY
    PERIOD?

    Reinvested dividends are not subject to any minimum or maximum.

    Optional Cash Purchases are subject to a minimum investment of $100 (and a maximum investment of $25,000 each Quarterly Period).

    Initial Optional Cash Purchases by investors that are not yet stockholders of the Company are subject to a minimum of $250 (and a maximum of $25,000 each Quarterly Period).

    The maximum for all of the above may be waived only pursuant to a request approved in writing by us in our sole and absolute discretion.

    Optional Cash Purchases of less than $100 (or $250 in the case of an initial Optional Cash Purchase by a non-stockholder) and that portion of any Optional Cash Purchases that exceeds the maximum of $25,000 per Quarterly Period will be returned to you without interest.

9.  CAN A STOCKHOLDER REQUEST A WAIVER OF THE PURCHASE LIMITATION?

    Optional Cash Purchases in excess of $25,000 during a Quarterly Period may be made only pursuant to a request for waiver ("Request for Waiver") approved in writing by us in our sole and absolute discretion. A copy of the written approval must accompany any Optional Cash Purchase submitted to the Agent. A Request for Waiver should be sent to us by facsimile at (760) 727-1430, Attention Carol Merriman, by 2:00 p.m. Pacific Standard Time, on the day that is at least three business days prior to the first day of the applicable Pricing Period. The Request for Waiver form will be furnished by us or the Agent at the address and telephone number referenced above. WE HAVE THE SOLE AND ABSOLUTE DISCRETION TO GRANT ANY APPROVAL FOR OPTIONAL CASH PURCHASES IN EXCESS OF THE ALLOWABLE MAXIMUM AMOUNT.

    In deciding whether to approve a Request for Waiver, we will consider relevant factors, including, but not limited to, our need for additional funds, the attractiveness of obtaining those additional funds through the sale of Common Stock as compared to other sources of funds, the purchase price likely to apply to any sale of Common Stock and the aggregate amount of Optional Cash Purchases in excess of $25,000 for which Requests for Waiver have been submitted by all Participants. If Requests for Waiver are submitted for any Cash Purchase Investment Date for an aggregate amount in excess of the amount we are then willing to accept, we may honor those requests by any method that we determine to be appropriate. With regard to Optional Cash Purchases made pursuant to a Request for Waiver, the Plan does not provide for a predetermined maximum limit on the amount that a Participant may invest or on the number of shares that may be purchased.

    Any person who acquires shares of Common Stock through the Plan and resells them shortly before or after acquiring them may be considered to be an underwriter within the meaning of the Securities Act. We expect that certain persons will acquire shares of Common Stock with our permission in excess of the $25,000 maximum per Quarterly Period and resell these shares in order to realize the financial benefit of any discount then being offered under the Plan. We have no arrangements or understandings, formal or informal, with any person relating to a distribution of shares to be received pursuant to the Plan by such person. See "Plan of Distribution and Underwriters."

10. AT WHAT PRICE WILL SHARES BE PURCHASED?

    REINVESTED DIVIDENDS. The purchase price for each share of Common Stock acquired through the Plan as a result of the reinvestment of dividends will be equal to:

    - in the case of newly issued shares of Common Stock, the average of the high and low sales prices reported by the New York Stock Exchange on each of the five trading days (the "Pricing Period") immediately preceding the applicable Dividend Payment Date less a discount rate from 0-5% (currently set at 2%) of such average, or

    - in the case of open market or privately negotiated transactions, the average of the purchase price of all shares purchased by the Agent for the Plan with reinvested dividends for the applicable Dividend Payment Date.

    OPTIONAL CASH PURCHASES. The price of shares acquired through Optional Cash Purchases will be equal to:

    - in the case of newly issued shares of Common Stock, the average of the high and low sales prices of the Common Stock reported by the New York Stock Exchange during the Pricing Period immediately preceding the applicable Cash Purchase Investment Date less a discount rate from 0-5% (currently set at 2%) of the average,

    - in the case of open market purchases or privately negotiated transactions, the average of the purchase price of all shares purchased by the Agent on the applicable Cash Purchase Investment Date.

     The purchase price per share of newly-issued Common Stock will be an average price, in some cases determined from purchases made as many as five trading days prior to the applicable Cash Purchase Investment Date or Dividend Payment Date and, therefore, may exceed the price at which shares are trading on those applicable dates. You will not know the actual number of shares purchased in any month on your behalf under the Plan until after the date you chose to reinvest your dividends or invest your cash. However, you will, of course, know the amount of capital expended.

    Notwithstanding any provision to the contrary in the Plan, the amount paid by a Participant for any share of Common Stock (whether from reinvested dividends or Optional Cash Purchases, and whether acquired from us, or through open market or privately negotiated transactions), less the amount of brokerage commissions and any other costs of purchase paid by us, shall not be less than 95% of the average of the high and low prices reported by the New York Stock Exchange on the applicable Dividend Payment Date or Cash Purchase Investment Date.

11. HOW AND WHEN WILL WE DETERMINE WHETHER SHARES OF COMMON STOCK WILL BE NEWLY ISSUED OR PURCHASED IN THE MARKET? HOW AND WHEN WILL WE ESTABLISH A DISCOUNT?

    We may, without prior notice to you, change our determination as to whether Common Stock will be purchased by the Agent directly from us, in the open market or in privately negotiated transactions from third parties (although we may not make this change more than once per quarter) in connection with the purchase of shares of Common Stock from reinvested dividends or from Optional Cash Purchases.

    We will not offer a discount for Common Stock purchased in the open market or in privately negotiated transactions.

    You may not be able to depend on the availability of a market discount regarding shares acquired from newly issued Common Stock. While a discount from market prices of up to 5% may be established from time to time, the granting of a discount at one time will not insure the availability of a discount or the same discount at another. At any time, we may, without prior notice to you, lower or eliminate the discounts.

    Because the purchase price of shares of newly-issued Common Stock is determined over a Pricing Period (discussed above), there can be no assurance that the purchase price per share, as so discounted, will not be equal to or greater than the market purchase price of the shares on the first business day following the applicable Cash Purchase Investment Date or Dividend Payment Date.

12. HOW MANY SHARES ARE BEING SOLD UNDER THE PLAN?

    Initially, 750,000 shares of Common Stock are authorized to be issued and sold under the Plan. Because we presently expect to continue the Plan indefinitely, we expect to authorize additional shares from time to time as necessary for purposes of the Plan.

13. WHEN WILL SHARES BE ACQUIRED UNDER THE PLAN?

    If we elect to provide shares for the Plan through newly issued stock, shares will be credited to your account as follows:

    - If you are an existing stockholder reinvesting some or all of your dividends automatically, shares will be issued and credited to your account on the applicable Dividend Payment Date;

    - If you are making Optional Cash Purchases, shares will be issued and credited to your account on the applicable Cash Purchase Investment Date.

    If we elect to acquire shares for the Plan through the open market or in privately negotiated transactions, the Agent will effect those purchases as soon as practicable on the applicable Dividend Payment Date or the applicable Cash Purchase Investment Date. The date shares will be deemed acquired and credited to your account will be the Dividend Payment Date or Cash Purchase Investment Date, as applicable.

    DIVIDENDS ARE PAID AS AND WHEN DECLARED BY OUR BOARD OF DIRECTORS. THERE CAN BE NO ASSURANCE AS TO THE DECLARATION OR PAYMENT OF A DIVIDEND, AND NOTHING CONTAINED IN THE PLAN OBLIGATES US TO DECLARE OR PAY ANY DIVIDEND ON COMMON STOCK. THE PLAN DOES NOT REPRESENT A GUARANTEE OF FUTURE DIVIDENDS.

14. HOW ARE OPTIONAL CASH PURCHASES MADE?

    If you are a registered holder you may request an Optional Cash Purchase by filling out and submitting an Enrollment Form. All Plan Participants are eligible to request Optional Cash Purchases at any time.

    The B/N Form provides the sole means whereby a broker, bank or other nominee holding shares on behalf of beneficial owners in the name of a securities depository may request an Optional Cash Purchase on behalf of those beneficial owners. In that case, the broker, bank or other nominee must use a B/N Form for transmitting Optional Cash Purchases on behalf of the beneficial owners. A B/N Form must be delivered to the Agent each time that the broker, bank or other nominee transmits Optional Cash Purchases on behalf of the beneficial owners. B/N Forms will be furnished by the Agent upon request.

    Other interested investors that are not stockholders of the Company are also eligible to make an initial investment in Common Stock through an Optional Cash Purchase by submitting an Enrollment Form.

    Optional Cash Purchases of $25,000 or less during a Quarterly Period should be received by the Agent at least one business day before the applicable Cash Purchase Investment Date. Optional Cash Purchases greater than $25,000 during a Quarterly Period and made pursuant to a Request for Waiver should be received by the Agent three business days before the commencement of the Pricing Period in order to purchase shares of Common Stock on the next Cash Purchase Investment Date.

15. WILL WE PAY INTEREST ON FUNDS WE HOLD FOR OPTIONAL CASH PURCHASES PRIOR TO INVESTMENT?

    No interest will be paid on funds held for Optional Cash Purchases prior to investment. Consequently, we strongly suggest that you deliver funds to be used for investment in Optional Cash Purchases to the Agent shortly before the applicable Cash Purchase Investment Date so that they are not held over to the following Cash Purchase Investment Date. Any questions regarding the applicable Cash Purchase Investment Dates or the dates as of which funds should be delivered should be directed to the Agent at the address and telephone number included in Question 3 above.

    You should be aware that since investments under the Plan are made as of specified dates, you may lose any advantage that otherwise might be available from being able to select the timing of an investment. Neither we nor the Agent can assure a profit or protect against a loss on shares of Common Stock purchased under the Plan. ALL OPTIONAL CASH PURCHASES MAY BE MADE BY CHECK, IN U.S. FUNDS, PAYABLE TO THE BANK OF NEW YORK AND MAILED TO THE AGENT AT THE ADDRESS REFERENCED ON THE ENROLLMENT FORM OR YOUR STATEMENT, AS APPLICABLE. WE SUGGEST THAT YOU INDICATE ON YOUR CHECK THAT THE AMOUNT BEING SUBMITTED IS TO BE APPLIED TO YOUR PAN PACIFIC RETAIL PROPERTIES, INC. DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN ACCOUNT. OPTIONAL CASH PURCHASES MAY ALSO BE MADE BY WIRE TRANSFER OF FUNDS TO THE AGENT TO THE ACCOUNT REFERENCED ON THE ENROLLMENT FORM. All Optional Cash Purchases made in excess of Plan limits with our permission may be made only by wire transfer to the account referenced on the Enrollment Form. Inquiries regarding other forms of payments and all other written inquiries should be directed to the Agent at the address referenced herein.

    Foreign checks as well as third party checks will be returned to participants. The Bank of New York reserves the right to sell additional shares from a Participant's account if the sale of the original shares purchased is insufficient to satisfy the amount of any returned check.

16. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES FOR REINVESTMENT?

    If you reinvest cash dividends you will be treated for federal income tax purposes as having received a dividend on the Dividend Payment Date. These dividends may give rise to a liability for the payment of income tax without providing you with immediate cash to pay the tax when it becomes due. Also, you will be treated as having received a constructive distribution, which may give rise to an additional tax liability, to the extent that we pay brokerage commissions on your behalf or you purchase shares at a discount. See "Certain Federal Income Tax Consequences of Participating in the Plan."

17. WHAT OTHER THINGS SHOULD I CONSIDER WHEN MAKING A DECISION TO PARTICIPATE IN THE PLAN?

    You will have limited control regarding the specific timing of purchases and sales under the Plan. Because purchases under the Plan will be effected by the Agent only on the Dividend Payment Date or Cash Purchase Investment Date, you may be unable to achieve the same level of control over purchase and sale timing that you might have for investments made outside the Plan. The market price of the shares of Common Stock may fluctuate between the time of receipt of an investment instruction and the time at which the shares of Common Stock are purchased.

    No interest will be paid by us or the Agent on dividends or cash funds held pending reinvestment or investment or to be returned to you.

    Your investment in the shares of Common Stock held in your account is no different than an investment in directly held shares of Common Stock. You bear the risks of loss and the benefits of gain from market price changes for all of your shares of Common Stock. NEITHER WE NOR THE AGENT CAN GUARANTEE THAT SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN WILL, AT ANY PARTICULAR TIME, BE WORTH MORE OR LESS THAN THEIR PURCHASE PRICE.

18. WHAT IF I HAVE MORE THAN ONE ACCOUNT?

    For purposes of the limitations discussed above, we may aggregate all Optional Cash Purchases for you if you have more than one account which uses the same social security or taxpayer identification number. If you are unable to supply a social security or taxpayer identification number, your participation may be limited by us to only one Plan account. Also for the purpose of these limitations, all Plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless we have determined that reinvestment of dividends and Optional Cash Purchases for each account would be consistent with the purposes of the Plan, we will have the right to aggregate all of these accounts and to return, without interest, within thirty-five days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all of these accounts.

19. WILL CERTIFICATES BE ISSUED FOR SHARE PURCHASES?

    All shares purchased pursuant to the Plan may be held together in the name of the Agent or its nominee and credited to each individual account in "book entry" form. This service protects against the loss, theft, or destruction of certificates evidencing shares. Upon your written request or upon your withdrawal from the Plan or upon termination of the Plan, the Agent will have certificates issued and delivered for all full shares credited to your account. Certificates will be issued only in the same names as those enrolled in the Plan. There will be a $5.00 fee for each certificate issued. Certificates will not be issued for fractional shares.

20. MAY I ADD SHARES OF COMMON STOCK TO MY ACCOUNT BY TRANSFERRING STOCK CERTIFICATES THAT I POSSESS?

    Under the Plan you may send to the Agent for safekeeping all Common Stock certificates which you hold. A fee of $5.00 will be charged for each deposit of certificates. The safekeeping of shares offers the advantage of protection against loss, theft or destruction of certificates as well as convenience. All shares represented by certificates will be kept for safekeeping in "book entry" form and combined with any full and fractional shares already held by the Plan for you. To deposit certificates for safekeeping under the Plan, you may send certificates to the Agent along with the $5.00 fee accompanied by a letter, expressing your desire to have the certificates deposited. Stock certificates, applicable fees and instructions as well as all written inquiries about the safekeeping service should be directed to the Agent at the address set forth under Question
3. You may withdraw shares that you deposited for safekeeping by calling the Agent by telephone or by submitting a written request.

21. WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

    You will receive from the Agent a detailed statement of your account following each dividend payment and when there is purchase or sale activity in your account, unless you participate in the Plan through a broker, bank or nominee. These detailed statements will show total cash dividends received, total Optional Cash Purchases made, total shares purchased (including fractional shares), price paid per share, and total shares held in the Plan. YOU SHOULD RETAIN THESE STATEMENTS TO DETERMINE THE TAX BASIS FOR SHARES PURCHASED UNDER THE PLAN.

    If the purchase involves dividend reinvestment, then the statement will also show your total distribution and the amount of your dividend that was reinvested in shares of Common Stock. In addition, the Agent will send you certain reports such as a copy of the annual report, proxy statements and Federal income tax information for reporting distributions.

    If you wish to participate in the Plan through a broker, bank or nominee, you should contact them concerning the receipt of statements.

22. WHAT HAPPENS IF I SELL OR TRANSFER SHARES OF COMMON STOCK OR ACQUIRE ADDITIONAL SHARES OF STOCK?

    You may instruct the Agent to sell some or all of your shares in the Plan. Instructions can be given by telephone, in writing or by using the form included with account statements.

    The Agent will sell shares through BNY ESI & Co. as soon as practicable after receipt of a proper notice. Shares to be sold may be commingled with those of other Participants requesting sale of their shares, and the proceeds to each Participant will be based on the average price for all shares sold during the day of sale. You should understand that the price of the Common Stock may go down as well as up between the date a request to sell is received and the date the sale is executed. The Plan does not offer the ability for you to specify either the dates or the prices at which shares are to be sold through the Agent.

    If a request to sell shares is received on or after the record date for a dividend, any cash dividend paid on these shares will be reinvested, if applicable.

    There is a $5.00 administrative charge for selling shares through the Agent along with brokerage commissions attributable to the sale of your shares. These charges are normally lower than the cost of executing sales through a brokerage account.

    If you have elected to have dividends automatically reinvested in the Plan and subsequently sell or transfer all or any part of the shares registered in your name, automatic reinvestment will continue as long as shares are registered in your name or held for you by the Agent or until termination of enrollment. Similarly, if you have elected the full or partial dividend reinvestment option under the Plan and subsequently acquire additional shares registered in your name under the Plan, dividends paid on these shares will automatically be reinvested until termination of enrollment. If, however, you have elected the Optional Cash Purchases only option and subsequently acquire additional shares that are registered in your name, dividends paid on these shares will not be automatically reinvested under the Plan.

    If you subsequently sell or transfer a portion of your shares and you have directed the Agent to reinvest dividends on some of your shares (i.e., Partial Dividend Reinvestment), your written request should provide new written instructions to the Agent on whether the Agent should reinvest dividends paid on the shares remaining in your account. If the Agent does not receive new instructions, it may, at its discretion, pay cash dividends on all of your remaining shares.

23. HOW MAY I TRANSFER ALL OR A PART OF MY SHARES HELD IN THE PLAN TO ANOTHER PERSON?

    You may transfer ownership of all or part of your shares held in the Plan through gift, private sale or otherwise, by mailing to the Agent at the address listed above a properly executed stock assignment, along with a letter with specific instructions regarding the transfer and a Substitute Form W-9 (Certification of Taxpayer Identification Number) completed by the transferee. Requests for transfer of shares held in the Plan are subject to the same requirements as the transfer of Common Stock certificates, including the requirement of a medallion signature guarantee on the stock assignment. The Agent will provide you with the appropriate forms upon request. If any stock certificates bearing a restrictive legend are contained in your Plan account, the Agent will comply with the provisions of the restrictive legend before effecting a sale or transfer of these restricted shares.

    Dividends paid on the transferred shares will be automatically reinvested unless the Agent is notified otherwise.

24. HOW WILL MY SHARES BE VOTED?

    For any meeting of stockholders, you will receive proxy materials in order to vote all shares held by the Plan for your account. All shares will be voted as designated by you or may be voted in person at the meeting of stockholders. If no instructions are indicated on a properly executed and returned proxy card, a Participant's shares of Common Stock in the Plan account will be voted in accordance with the recommendations of our management. If no instructions or executed proxy are received, the shares will not be voted.

25. WHO PAYS THE EXPENSES OF THE PLAN?

    Other than brokerage commissions upon sale and selling fees, fees associated with the issuance of stock certificates and the deposit of certificates, which will be paid by you, costs of administration of the Plan will be paid by us.

26. WHAT ARE OUR OR THE AGENT'S RESPONSIBILITIES UNDER THE PLAN?

    Neither we nor the Agent will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, the prices at which shares are purchased for the Participant's account, the times when purchases are made or fluctuations in the market value of the Common Stock. Neither we nor the Agent have any duties, responsibilities or liabilities except as expressly set forth in the Plan or as imposed by applicable laws, including, without limitation, federal securities laws. YOU SHOULD RECOGNIZE THAT WE CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED BY YOU UNDER THE PLAN AND WE TAKE NO POSITION ON WHETHER YOU SHOULD PARTICIPATE IN THE PLAN.

27. WHAT HAPPENS IF WE ISSUE A STOCK DIVIDEND, SUBSCRIPTION RIGHTS, DECLARE A STOCK SPLIT OR MAKE ANY OTHER DISTRIBUTION IN RESPECT OF SHARES OF COMMON STOCK?

    Any stock dividend, stock split or other distribution in respect of shares of Common Stock that may be declared by us will be automatically credited to your Plan account. In the event that we make available to the holders of our Common Stock subscription rights to purchase additional shares of Common Stock or other securities, the Agent will post these rights to your Plan account. You may have the Agent sell your rights and invest the net proceeds of the sale to the purchase of Common Stock with the next monthly Optional Cash Purchase by notifying the Agent by submitting an updated Enrollment Form. Similarly, you can request distribution of subscription or other purchase rights directly to yourself. This will permit you to personally exercise, transfer or sell the rights on such shares.

28. MAY SHARES IN MY ACCOUNT BE PLEDGED?

    No shares credited to your or any Participant's account may be pledged and any purported pledge will be void. If you wish to pledge shares, those shares must be withdrawn from the Plan.

29. MAY THE PLAN BE CHANGED OR TERMINATED?

    While the Plan is intended to continue indefinitely, we reserve the right to amend, modify, suspend or terminate the Plan at any time. You will be notified in writing of any modifications made to the Plan. Any amendment may include an appointment by the Agent in its place of a successor agent under the terms and conditions set forth herein, in which event we are authorized to pay the successor for the account of each Participant, all cash dividends and distributions payable on Common Stock held by the Participant under the Plan for application by the successor as provided herein.

30. HOW MAY PARTICIPANTS WITHDRAW FROM THE PLAN?

    You may terminate participation in the Plan at any time by telephone or in writing to the Agent. After the Agent receives the termination notice, dividends will be sent to you in the usual manner and no further Optional Cash Purchases may be made. Notice of termination received by the Agent less than two days before an investment date may not be processed until after the investment date. Once termination has been effected, the Agent will issue you a certificate for all whole shares held under the Plan. Alternatively, you may specify in the termination notice that some or all of the shares be sold. Any fractional shares held in your account under the Plan at the time of termination will be converted to cash at a price equal to the average of the highest and lowest price per share as reported on that day by the New York Stock Exchange, net of any brokerage commissions. If you dispose of all shares represented by certificates registered in your name on our books but do not give notice of termination under the Plan, the Agent will continue to reinvest dividends on shares held in your account under the Plan until otherwise directed. If a request is received on or after the record date for a dividend, any cash dividend paid on that account will be reinvested for the account. The request will then be processed as soon as practicable after the dividend is reinvested and the additional shares are credited to your account. There will be no cost to you with respect to termination of your reinvestment of dividends through the Plan other than the applicable sales fees and brokerage commissions with respect to any shares sold and the fees associated with issuing any stock certificates.

    If your Plan account balance falls below one full share, the Agent reserves the right to liquidate the fraction and remit the proceeds, less any applicable fees, to you at your address of record and to terminate your participation in the Plan. We may also terminate the Plan or your participation in the Plan after written advance notice mailed to you at the address appearing on the Agent's records. Participants whose participation in the Plan has been terminated will receive certificates for whole shares held in their accounts and a check for the cash value of any fractional share held in any Plan account so terminated less any applicable fees and brokerage commissions.

31. WHEN MAY A STOCKHOLDER REJOIN THE PLAN?

    A stockholder may again become a Participant at any time.

      CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN

    Dividends paid with respect to Common Stock that a Participant reinvests in Common Stock that is acquired directly from us will be treated for Federal income tax purposes as having been received by the Participant in the form of a taxable stock distribution. In that case, an amount equal to the fair market value on the date of purchase of the Common Stock acquired with reinvested dividends will be treated as a dividend to the extent we have current or accumulated earnings and profits for federal income tax purposes. For federal income tax purposes, we intend to take the position that the fair market value of the shares of Common Stock acquired directly from us with reinvested dividends will be equal to the average of the high and low sales prices of shares on the related Dividend Payment Date. Alternatively, dividends paid with respect to Common Stock that a Participant reinvests in Common Stock through purchases by the Agent in the open market or in privately negotiated transactions will be treated for federal income tax purposes as having been received by the Participant in the form of a taxable cash distribution. The amount of the cash distribution will be treated as a dividend to the extent we have current or accumulated earnings and profits for federal income tax purposes. In either case, distributions in excess of our current and accumulated earnings and profits will not be taxable to a Participant to the extent that these distributions do not exceed the adjusted tax basis of the Participant's shares. To the extent these distributions exceed the adjusted tax basis of a Participant's shares, they will be included in income as capital gain. In addition, in the event that we properly designate a part or all of the amount so distributed as a capital gain dividend, this amount would be treated by the participant as a capital gain. Depending on the period of time we held the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate Participants at a 20% or 25% rate. Participants' statements of account will show the fair market value on the date of purchase of the Common Stock purchased with reinvested dividends and a Form 1099-DIV mailed to Participants at year-end will show total dividend income, the amount of any return of capital distribution and the amount of any capital gain dividend.

    Under the Plan, we will bear any brokerage commissions related to the acquisition of shares of Common Stock. The Internal Revenue Service has ruled in private letter rulings that brokerage commissions paid by a corporation with respect to open market purchases on behalf of participants in a dividend reinvestment plan were to be treated as constructive distributions to such participants. These constructive distributions were subject to income tax in the same manner as distributions and includable in the Participants' cost basis of the shares purchased. Accordingly, to the extent that we pay brokerage commissions with respect to any open market or privately negotiated purchases made by the Agent, we intend to take the position that Participants received their proportionate amount of commissions as additional distributions. While the matter is not free from doubt, we intend to take the position that administrative expenses of the Plan paid by us are not constructive distributions to Participants.

    The tax basis of newly-issued Common Stock purchased directly from us for a Participant by the reinvestment of dividends will be equal to the fair market value of the Common Stock on the relevant Dividend Payment Date. The tax basis of Common Stock purchased in the open market or in privately negotiated transactions by the reinvestment of dividends will be equal to the amount paid for the shares, plus the amount of income, if any, recognized by the Participant as a result of the Company's payment of brokerage commissions on behalf of the Participant with respect to the purchase. The holding period of Common Stock acquired under the Plan will begin on the day following the date the Common Stock was purchased for the Participant's account.

    To the extent a Participant acquires shares of Common Stock pursuant to Optional Cash Purchases at a discount from the fair market value of such shares on the Cash Purchase Investment Date, the tax treatment of these activities is unclear. We presently intend to take the position that any such discount does not constitute a distribution from us to Participants making Optional Cash Purchases. However, it is possible a Participant will be treated as having received a distribution from us, upon the purchase of Common Stock pursuant to Optional Cash Purchases, in an amount equal to the excess, if any, of the fair market value of the shares on the Cash Purchase Investment Date (plus any brokerage commissions paid by the Company on behalf of the Participant) over the amount paid by the Participant for the Optional Cash Purchase. We may take this position in future reports to Participants or the Internal Revenue Service. Participants are urged to consult their tax advisors with respect to the tax treatment of any such actions. Shares of Common Stock acquired pursuant to Optional Cash Purchases will have a tax basis equal to the amount paid by the Participant for the Optional Cash Purchase plus the income, if any, recognized by the Participant upon the acquisition.

    A Participant will not realize any gain or loss when the Participant receives certificates for whole shares of common stock credited to the Participant's account, either upon the Participant's request for certificates or upon withdrawal from or termination of any such feature of the Plan. However, a Participant will recognize gain or loss when whole shares of Common Stock or rights applicable to Common Stock acquired under the Plan are sold or exchanged. A Participant will also recognize gain or loss when the Participant receives a cash payment for a fractional share of Common Stock credited to the Participant's account upon withdrawal from or termination of the Plan or other sale of a fractional share. The amount of the gain or loss will be the difference between the amount received for the Participant's shares or fractional shares of Common Stock or rights applicable to Common Stock, if any (net of any costs of sale paid by the Participant), and the adjusted tax basis thereof.

    THE FOREGOING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING THE PLAN IS BASED ON CURRENT LAW, IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. THIS DISCUSSION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF TAXATION THAT MAY BE RELEVANT TO PARTICULAR INVESTORS IN LIGHT OF THEIR PERSONAL INVESTMENT CIRCUMSTANCES, OR TO CERTAIN TYPES OF INVESTORS (INCLUDING INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, FINANCIAL INSTITUTIONS OR BROKER DEALERS, FOREIGN CORPORATIONS AND PERSONS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES) SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THOSE CONSIDERING PARTICIPATION IN THE PLAN ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES (INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES) THAT MAY RESULT FROM THEIR PARTICIPATION IN THE PLAN AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS. THIS SUMMARY DOES NOT REFLECT EVERY POSSIBLE OUTCOME THAT COULD RESULT FROM PARTICIPATION IN THE PLAN AND, THEREFORE, PARTICIPANTS ARE ADVISED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES APPLICABLE TO THEIR PARTICULAR SITUATION.

                       RESTRICTIONS ON OWNERSHIP OF SHARES

    Because our Company's Board of Directors believes it is essential for our Company to continue to qualify as a REIT, our Amended and Restated Articles of Incorporation (the "Charter") contain restrictions on the ownership and transfer of our Common Stock which are intended to assist us in complying with these requirements imposed on REITs under the Code.

    The Company's Charter places certain restrictions upon the actual and constructive ownership of shares of Common Stock. With respect to the Common Stock of the Company, any one person or entity is limited to owning, actually and constructively, no more than 6.25% of the outstanding Common Stock of the Company (the "Ownership Limit"). The percentage of ownership is measured by either the value or absolute number of shares, whichever measurement is more restrictive. To the extent any transfer of Common Stock, reinvestment of dividends or Optional Cash Purchase elected by a stockholder would cause the stockholder or any other person or entity to exceed the Ownership Limit or otherwise violate the Charter, that transfer or investment will be void AB INITIO, and the stockholder will be entitled to receive cash dividends (without interest) in lieu of the reinvestment or to a return of the Optional Cash Purchase (without interest), as applicable.

                      PLAN OF DISTRIBUTION AND UNDERWRITERS

    Pursuant to the Plan, we may be requested to approve Optional Cash Purchases in excess of the allowable maximum amount pursuant to Requests for Waiver on behalf of Participants that may be engaged in the securities business. In deciding whether to approve such a request, we will consider relevant factors including, but not limited to, our need for additional funds, the attractiveness of obtaining such funds by the sale of Common Stock under the Plan in comparison to other sources of funds, the purchase price likely to apply to any sale of Common Stock, and the aggregate number of Requests for Waiver that have been submitted by all Participants. Persons who acquire shares of Common Stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which it would otherwise be entitled as a Participant, nor will we enter into any agreement with any such person regarding that person's purchase of those shares or any resale or distribution thereof. We may, however, approve requests for Optional Cash Purchases by such persons in excess of the allowable maximum limit. If requests are submitted for any Cash Purchase Investment Date for an aggregate amount in excess of the amount the we are willing to accept, we may honor requests in order of receipt, pro rata or by any other method which we determine to be appropriate.

                                     EXPERTS

    The consolidated financial statements and Schedule III of Pan Pacific Retail Properties, Inc. as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, and the statements of revenue and certain expenses for The Oregon Portfolio, San Dimas Marketplace, Manteca Marketplace, Pacific Commons Shopping Center and The Mercury Portfolio for the year ended December 31, 1997, have been incorporated by reference in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing. The reports on the statements of revenue and certain expenses referenced above each contain a paragraph that states that the statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of the respective properties' revenue and expenses.

                                  LEGAL MATTERS

    The validity of the Common Stock offered hereby will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. Latham & Watkins, Costa Mesa, California, assisted us with the implementation of the Plan.

                 COMPLIANCE WITH APPLICABLE LAW AND REGULATIONS

    Our obligation to offer, issue or sell our Common Stock hereunder shall be subject to us obtaining any necessary approval, authorization and consent from any regulatory authorities having jurisdiction over the issuance and sale of the Common Stock. We may elect not to offer or sell our Common Stock hereunder to stockholders residing in any jurisdiction where, in our sole discretion, the burden or expense of compliance with applicable blue sky or securities laws makes that offer or sale impracticable or inadvisable.

                                  GOVERNING LAW

    This plan is governed by the law of the State of Maryland.

PAN PACIFIC RETAIL PROPERTIES, INC.                          ENROLLMENT FORM FOR
                                             PAN PACIFIC RETAIL PROPERTIES, INC.
                                                                    COMMON STOCK
                                  DIVIDEND REINVESTMENT AND DIRECT PURCHASE PLAN
                    ------------------------------------------------------------
                    This form when completed and signed, should be mailed in the courtesy envelope provided to: The Bank of New York
                                            P.O. Box 1958, Newark, NJ 07101-9717

   Is this account for an existing shareholder?    YES [ ]       NO [ ]
   -----------------------------------------------------------------------------
1. ACCOUNT REGISTRATION Complete only ONE section. Print clearly in CAPITAL LETTERS.

[ ] INDIVIDUAL OR JOINT ACCOUNT

   OWNER'S NAME

   -----------------------------------------------------------------------------
   OWNER'S SOCIAL SECURITY NUMBER                    OWNER'S DATE OF BIRTH
   (used for tax reporting)                         Month       Day       Year

            --      --                                     /        /
   ---------  ------  ------------                 ------   ------   ------
   JOINT OWNER'S NAME

   -----------------------------------------------------------------------------
   JOINT OWNER'S                 The account will be registered "Joint
   SOCIAL SECURITY NUMBER        Tenants with Rights of Survivorship"
   (used for tax reporting)      unless you check a box below:

                                 [ ] Tenants in   [ ] Tenants   [ ] by Community
           -     -                   common           entirety      property
   ------   ----  --------

   -----------------------------------------------------------------------------
[ ] GIFT TRANSFER TO A MINOR (UGMA/UTMA)

   CUSTODIAN'S NAME

   -----------------------------------------------------------------------------
   MINOR'S NAME

   -----------------------------------------------------------------------------
   MINOR'S SOCIAL SECURITY NUMBER          MINOR'S DATE OF BIRTH
                                                                      DONOR'S
   (required)                                Month  Day  Year         STATE

           -     -                                /    /
    ------- ----- -------                    ----- ----  -----        -----

   -----------------------------------------------------------------------------
[ ] TRUST  (Please check only one of the    [ ] PERSON AS   [ ] ORGANIZATION
    trustee types)                              TRUSTEE          AS TRUSTEE

   TRUSTEE: INDIVIDUAL OR ORGANIZATION NAME

   -----------------------------------------------------------------------------
   AND CO-TRUSTEE'S NAME, IF APPLICABLE

   -----------------------------------------------------------------------------
   NAME OF TRUST

   -----------------------------------------------------------------------------
   FOR THE BENEFIT OF

   -----------------------------------------------------------------------------
                                                DATE OF TRUST           DONOR'S
   TRUST TAXPAYER IDENTIFICATION NUMBER         Month    Day    Year    STATE
          -                                           /       /
    ------ ----------------------------         -----   -----  -----    -----

   -----------------------------------------------------------------------------
[ ] ORGANIZATION OR BUSINESS ENTITY

                         CHECK ONE: [ ] Corporation  [ ] Partnership  [ ] Other

   NAME OF ENTITY

   -----------------------------------------------------------------------------
   TAXPAYER IDENTIFICATION NUMBER
             -
    -------     -----------------

2. ADDRESS
   MAILING ADDRESS (including apartment or box number)

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

   CITY                                 STATE       ZIP
                                                              -
   -----------------------------------  -----    ------------- --------------
             HOME PHONE                             WORK PHONE

   (   )         -                       (   )          -
    ---   ------- ----------              ---   --------  --------------

   FOR MAILING ADDRESS OUTSIDE THE U.S.:

   COUNTRY OF RESIDENCE               PROVINCE           ROUTING OR POSTAL CODE

   ------------------------     --------------------    ------------------------


   -----------------------------------------------------------------------------

3. CASH PURCHASE (Make checks payable to The Bank of New York)

   [ ] As a CURRENT registered            [ ] As a NEW Investor I wish to enroll
   shareholder I wish to make an          in the Program by making an initial
   additional investment. Enclosed is     investment for $ _______________.
   my check or money order for            (Initial investment must be at least
   $______________. (Minimum $100 with    $250 not to exceed $25,000) AS A NEW
   the Maximum not to exceed $25,000      INVESTOR YOU MUST COMPLETE SECTIONS 1,
   per quarterly period.)                 2, & 8.

   -----------------------------------------------------------------------------

4. BANK AUTHORIZATION AGREEMENT

   [ ]  DIRECT DEPOSIT OF DIVIDENDS

   I hereby authorize to have my dividends deposited automatically in my bank account. (Please complete Section 5.) If this option is not selected, your dividend check will be automatically mailed to your address.

   [ ]  AUTOMATIC ADDITIONAL INVESTMENT

   I hereby choose to make additional investments in Pan Pacific Retail Properties, Inc. Common Stock by authorizing automatic monthly debits from my bank account.

   [ ] AUTOMATIC INITIAL INVESTMENT

   I hereby choose to initiate my investment in Pan Pacific Retail Properties, Inc. Common Stock by authorizing automatic monthly debits for a minimum of one year, from my bank account.

   Upon receipt of this form, properly completed, the Administrator will contact your bank to deduct the amount indicated from your bank account on or about the ____ of each month. The Administrator will invest in Pan Pacific Retail Properties, Inc. Common Stock beginning on the next Investment Date. Such deductions and investments will continue monthly until you notify the Administrator to change or discontinue them. Should your bank account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, you may be charged a fee by your bank for insufficient funds.

   PLEASE COMPLETE THE FOLLOWING AND SECTION 5:

   I HEREBY AUTHORIZE THE ADMINISTRATOR AND THE FINANCIAL INSTITUTION INDICATED BELOW TO DEDUCT FROM MY BANK ACCOUNT $__________ PER MONTH ($100 MINIMUM, $25,000 MAXIMUM) AND APPLY AMOUNTS SO DEDUCTED TO THE PURCHASE OF PAN PACIFIC RETAIL PROPERTIES, INC. COMMON STOCK UNDER THE ACCOUNT DESIGNATED. (NOTE:
   DEDUCTIONS WILL OCCUR ON OR ABOUT THE 19TH OF EACH MONTH.)

5. BANK ACCOUNT INFORMATION (COMPLETE ONLY IF A FEATURE IN SECTION 4 IS
   SELECTED)

   THIS INFORMATION WILL BE USED FOR  [ ] DIRECT DEPOSIT OF DIVIDENDS (Sec.4)
                                      [ ] AUTOMATIC INVESTMENT (Sec.4)

   [ ] CHECKING ACCOUNT    BANK OR CREDIT UNION'S ABA TRANSIT ROUTING NUMBER
                           (available from the bank or credit union)

                           --------------------------------------------------
   [ ] SAVINGS ACCOUNT     BANK OR CREDIT UNION ACCOUNT NUMBER

                           --------------------------------------------------


                   TAPE YOUR VOIDED CHECK OR DEPOSIT SLIP HERE

BANK AND CREDIT UNION ROUTING INFORMATION.

For deposits or withdrawals to your checking account, please tape a voided check so the Administrator may obtain bank or credit union account information.

For deposits or withdrawals to a savings account, please tape a preprinted deposit slip. (Do not staple the slips.)

--------------------------------------------------------------------------------
6.  DIVIDEND REINVESTMENT

    You may choose to reinvest all or part of the dividends paid on Pan Pacific Retail Properties, Inc. Common Stock. If neither box is selected, The Bank of New York will automatically remit any dividends to you.

[ ] Reinvest the dividends on ALL shares.

[ ] I would like a portion of my dividends reinvested. Please reinvest the dividends on __________percent of my shares. 100% of your dividends will be reinvested if a percentage is not indicated.

--------------------------------------------------------------------------------
7.  SAFEKEEPING

    Common stock certificates deposited for safekeeping in your account must be in the same registration as your Program account.

[ ] Please accept the enclosed certificate (s) for deposit to my account.
    Enclosed are ______________share certificates.
                 insert number

             CERTIFICATE NUMBER            NUMBER OF SHARES
             ----------------------    -----------------------

             ----------------------    -----------------------

             ----------------------    -----------------------

             ----------------------    -----------------------

             ----------------------    -----------------------

             ----------------------    -----------------------
                                             T O T A L
                                       -----------------------

8.    ACCOUNT AUTHORIZATION SIGNATURE (required)

[ ] REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (SUBSTITUTE FORM W-9)

I am a U.S. citizen or a resident alien. I certify, under penalties of perjury, that (1) the taxpayer identification number in Section 1 is correct (or I am waiting for a number to be issued to me) and (cross out the following if not true) (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of failure to report all interest of dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

[ ] CERTIFICATE OF FOREIGN STATUS (SUBSTITUTE FORM W-8)

I am an exempt foreign citizen. I certify, under penalties of perjury, that for dividends, I am not a U.S. citizen or resident alien (or I am filing for a foreign corporation, partnership, estate, or trust) and I am an exempt foreign person. I have entered in Section 2 of this enrollment form the country where I reside permanently for income-tax purposed.

[ ] FOR ORGANIZATIONS AND BUSINESS ENTITIES EXEMPT FROM BACKUP WITHHOLDING

I qualify for exemption and my account will not be subject to tax reporting and backup withholding.

MY/OUR SIGNATURES (S) BELOW INDICATES I/WE HAVE READ THE PROGRAM BROCHURE AND AGREE TO THE TERMS THEREIN AND HEREIN.


   SIGNATURE OF OWNER                                    DATE (month, day, year)


   -----------------------------------                  ------------------------

   SIGNATURE OF JOINT OWNER

   -----------------------------------                  ------------------------



     IF YOU NEED ASSISTANCE, PLEASE CALL THE ADMINISTRATOR AT 1-800-524-4458

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.

    The estimated expenses, other than share issuance discounts, brokerage commissions, and on-going administrative expenses, in connection with this offering are estimated as follows:

          SEC Registration Fee......................    $ 4,155
          Blue Sky fees and expense.................    $ 2,000
          Printing, shipping and filing expenses....    $ 8,000
          Legal fees and expenses...................    $46,000
          Accounting fees and expenses..............    $10,000
          Plan agent fees...........................    $ 7,500
          Listing Fees..............................    $ 3,500
          Miscellaneous.............................    $ 4,000
                                                        -------
                                                        $85,155
                                                        =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

    The Charter of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may incur by reason of his or her statute as a present or former stockholder, director or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust employee benefit plan or other enterprise and who is made party to the proceeding by reason of his service in that capacity against any claim or liability to which he may become subject by reason of such service. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

    The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made party by reason of their service in those other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of this good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

    The inclusion of the above provisions in the Charter and Bylaws may have the effect to reducing the likelihood of stockholder derivative suits against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

    The Company has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other matters, that the Company indemnify its executive officers and directors to the fullest extent permitted by law and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under the indemnification agreements, the Company must also indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements and may cover executive officers and directors under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights it provides.

ITEM 16. EXHIBITS.

See Exhibit Index.

ITEM 17. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"):

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set for the in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vista, State of California, on the 16th day of February, 1999.

                                             PAN PACIFIC RETAIL PROPERTIES, INC.


                                             By:  /s/ Stuart A. Tanz
                                                  ------------------------------
                                                      Stuart A. Tanz
                                                  Director, President and
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

    Each person whose signature appears below appoints Stuart A. Tanz and David
L. Adlard, and both or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement thereto pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys- in-fact and agents, or either of them or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons acting in the capacities and on the dates indicated:


         SIGNATURE                                TITLE                               DATE
         ---------                                -----                               ----
   /s/ Stuart A. Tanz                 Chairman of the Board, President,         February 16, 1999
---------------------------------     Chief, Executive Officer and Director
       Stuart A. Tanz                 (Principal Executive Officer)

   /s/ David L. Adlard                Executive Vice President, Chief           February 16, 1999
---------------------------------     Financial Officer, Secretary and
       David L. Adlard                Treasurer (Principal Financial
                                      Officer)

   /s/ Melvin S. Adess                Director                                  February 16, 1999
---------------------------------
       Melvin S. Adess


   /s/ Bernard M. Feldman             Director                                  February 16, 1999
---------------------------------
       Bernard M. Feldman


   /s/ Mark J. Riedy                  Director                                  February 16, 1999
---------------------------------
       Mark J. Riedy


   /s/ Paul D. Campbell               Director                                  February 16, 1999
---------------------------------
       Paul D. Campbell


   /s/ David P. Zimel                 Director                                  February 16, 1999
---------------------------------
       David P. Zimel

                                  EXHIBIT INDEX

Exhibit
Number                            Description
-------                           -----------

  3.1 Articles of Amendment and Restatement of the Company (previously filed as Exhibit 3.1 to the Company's Registration Statement on Form S-11 (Registration No. 333-28715) and incorporated herein by reference)

  3.2  Amended and Restated Bylaws of the Company (previously filed as Exhibit
       3.2 to the Company's Registration Statement on Form S-11 (Registration No. 333-28715) and incorporated herein by reference)

  4.1 Form of Certificate of Common Stock (previously filed as Exhibit 4.1 to the Company's Registration Statement on Form S-11 (Registration No. 333-28715) and incorporated herein by reference)

 *5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the validity of the Common Stock being registered.

*23.1  Consent of KPMG LLP.

 23.2  Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit
       5.1).

 24.1  Power of Attorney (contained on page II-4).

 __________

* Filed herewith